EXHIBIT 5(D)(2)

                          FEDERAL EXPRESS CORPORATION
                                Legal Department
                            1980 Nonconnah Boulevard
                               Memphis, TN 38132
                              US Mail: PO Box 727
                             Memphis, TN 38194-1842
                            Telephone: 901-395-3382


                                                          June 9, 2000


Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee  38132

Ladies and Gentlemen:

       I am Senior Vice President and General Counsel of Federal Express Corporation (the "Company") and have acted as such in connection with the preparation and filing of a Registration Statement on Form S-3, as amended (the "Registration Statement") and the three prospectuses contained therein (collectively, the "Prospectuses") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to:

          (i) Equipment Trust Certificates, to be issued in one or more series in an aggregate principal amount of up to $450 million pursuant to one or more Trust Indenture and Security Agreements to be entered into among the Company, First Security Bank, National Association, a national banking association, as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee;

         (ii) Pass Through Certificates, to be issued in one or more series in an aggregate principal amount of up to $450 million pursuant to a Pass Through Trust Agreement to be entered into between the Company and First Security Bank, National Association, a national banking association, as Pass Through Trustee; or


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        (iii) Debt Securities, to be issued in one or more series in an aggregate principal amount of up to $450 million pursuant to a Trust Indenture (the "Trust Indenture") to be entered into between the Company and Bank One Trust Company, National Association (as successor-in-interest to The First National Bank of Chicago), as Trustee.

     In connection with the opinions expressed below, I or attorneys under my supervision have examined originals, or copies certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other papers as we have deemed necessary or advisable as a basis for such opinions. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. I or attorneys under my supervision have also examined the form of Trust Indenture filed with the Securities and Exchange Commission.

     Based upon the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly authorized to carry on the business in which it is engaged.

     2. The execution and delivery by the Company of the Trust Indenture has been duly authorized by the Company.

     3. Subject to (i) the determination of the terms of the Debt Securities in accordance with the Trust Indenture, (ii) the issuance, sale, authentication and delivery of the Debt Securities as contemplated by the Trust Indenture and the underwriting agreement for debt securities in substantially the form filed as Exhibit 1(c) to the Registration Statement, and (iii) the Registration Statement being declared effective, the Debt Securities, when issued and sold, will be legally issued and the valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

     I do not find it necessary for purposes of this opinion and accordingly, do not purport to cover herein the application of the "Blue Sky" or securities laws of the various states to the sales of the Debt Securities.

     I am qualified to practice law in the State of Tennessee and I do not purport to be an expert on, or to express any opinion herein concerning, any laws


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other than the laws of the State of Tennessee, the corporate laws of the State of Delaware and the federal laws of the United States.

     I hereby consent to the filing of this opinion as a exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectuses and in any subsequently filed Prospectus Supplements. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Sincerely,

                                       FEDERAL EXPRESS CORPORATION


                                       /s/ Karen M. Clayborne
                                       -----------------------------------------
                                       Karen M. Clayborne
                                       Senior Vice President and General Counsel


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